EXHIBIT 16.1

[LETTERHEAD OF SQUAR, MILNER, REEHL & WILLIAMSON, LLP]

August 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by G REIT, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated August 22, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Squar, Milner, Reehl & Williamson, LLP
SQUAR, MILNER, REEHL & WILLIAMSON, LLP
Newport Beach, California